Exhibit 99.2

Lantheus Announces Leadership Transition Plan

Brian Markison to Retire as Chief Executive Officer; Board Conducting Search for Next CEO

Continued Execution of Company’s Strategy to be Led by Prior CEO Mary Anne Heino as Executive Chairperson

BEDFORD, Mass. – November 6 – Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today announced that Chief Executive Officer Brian Markison will retire from the Company, effective December 31, 2025, after more than 13 years of service to Lantheus as director and executive. The Board has initiated a comprehensive search process to help identify a new CEO. To support an orderly and seamless transition, Mr. Markison has agreed to serve as a a strategic advisor to the Company through at least March 31, 2026.

Mary Anne Heino, who currently serves as Chairperson of the Board of Directors and previously served as Lantheus CEO from 2015 to 2024, has been appointed Executive Chairperson, effective November 7, 2025. Following Mr. Markison’s retirement at the end of the year, Ms. Heino will lead the company as interim CEO until the Company’s next CEO is appointed.

Separately, Lantheus announced today that its President, Paul Blanchfield, has accepted a role at another company and is leaving Lantheus. Ms. Heino and Mr. Markison will work together to assume Mr. Blanchfield’s responsibilities. In addition, Amanda Morgan will return from leave and continue in her role as Chief Commercial Officer, reporting directly to Ms. Heino.

“On behalf of the Board, I want to express our sincere gratitude to Brian for his leadership and dedication to Lantheus,” said Julie McHugh, Lead Independent Director. “His valuable insights and contributions strengthened Lantheus’ leadership position at the forefront of radiopharmaceutical innovation and have positioned the Company for future growth opportunities with multiple near-term potential FDA market approvals and a strong pipeline of diagnostic and therapeutic candidates. I also want to thank Paul for his contributions to Lantheus over the years and wish him well in his future endeavors.”

Ms. McHugh continued, “The Board and management team are committed to ensuring a smooth transition, and we look forward to working closely with Mary Anne throughout this process. Her extensive experience, deep familiarity with our business, strategic vision and proven track record of successful commercialization make her uniquely equipped to continue effectively executing our existing strategy and building momentum during this transition period.”

Ms. Heino commented, “It has been a privilege working with Brian over many years, and I have seen firsthand how his industry expertise has supported Lantheus’ evolution as a leader in radiopharmaceuticals. I am excited to take on the role of Executive Chairperson and honored to step in as interim CEO following Brian’s retirement. I look forward to partnering with Brian, Amanda, and our talented team during this transition as we continue to focus on commercial execution, expand the reach of our innovative solutions, and maximize the success of our upcoming expected product approvals, including the new formulation of our market-leading PSMA PET imaging agent. We remain focused on delivering improved outcomes for patients and sustainable value for our shareholders.”

Under Mr. Markison’s leadership as CEO, Lantheus completed the strategic acquisitions of Evergreen Theragnostics, Life Molecular Imaging and Meilleur Technologies and key licensing deals. These transactions diversified the Company’s revenue streams, built a robust radiodiagnostic and radiotherapeutic development pipeline, positioned us for successful regulatory submissions, enhanced the Company’s capabilities across the radiopharmaceutical value chain, and expanded Lantheus’ expertise and capabilities in the growing Alzheimer’s disease radiodiagnostic market.

Mr. Markison added, “Serving on the Board and leading such a dedicated group of employees at Lantheus as CEO has been one of the most rewarding chapters of my career. I am proud of the progress we’ve made to solidify Lantheus’ position as the partner of choice in nuclear medicine, and I’m energized by the Company’s exciting opportunities that lie ahead. I look forward to collaborating with Mary Anne and the Board to ensure a smooth transition as Lantheus continues to drive long-term growth and create greater value for all our stakeholders.”

About Mary Anne Heino

Ms. Heino was CEO of Lantheus from August 2015 to March 2024. During this period, she led the transformation of Lantheus, driving unprecedented revenue growth after guiding the acquisition of Progenics and spearheading the development and commercialization of the industry-leading PSMA-targeted PET imaging agent for prostate cancer. Ms. Heino joined Lantheus in April 2013 as Chief Commercial Officer and was promoted to Chief Operating Officer in March 2015, where she oversaw commercial and technical operations. Prior to Lantheus, Ms. Heino held senior commercial and strategic leadership roles at Angelini Labopharm, Labopharm USA, and Centocor (a Johnson & Johnson company), following an early career in sales management at Janssen Pharmaceutica. She holds an MBA from NYU’s Stern School of Business, a BS in Nursing from the City University of New York, and a BS in Biology from SUNY Stony Brook.

Lantheus Reports Third Quarter 2025 Financial Results

Lantheus today reported financial results for its third quarter ended September 30, 2025 and full year 2025 guidance, which are available in the Investor Relations section of our website located at www.lantheus.com and disclosed in a separate press release. The Company will host a conference call and webcast this morning, Thursday, November 6, 2025, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events. A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.

About Lantheus

Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in New Jersey, Canada, Germany, Sweden, Switzerland and the United Kingdom, Lantheus has been providing radiopharmaceutical solutions for nearly 70 years. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their use of terms such as “advance,” “believe,” “continue,” “could,” “driving,” “expect,” “focused,” “plan,” “potential,” “progress,” “remain,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements include statements regarding our ability to enhance our commercial execution, expand the reach of our innovative solutions, obtain approval of our product candidates, and successfully launch such product candidate in the event that they are approved. These forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion and penetration for our established commercial products, particularly PYLARIFY, DEFINITY and Neuraceq, in a competitive environment and our ability to clinically and commercially differentiate our products; (ii) our ability to obtain U.S. Food and Drug Administration (“FDA”) approval for our new F 18 PSMA PET product candidate, to complete the technology transfer across our PET manufacturing facilities network for such new product candidate, and to obtain adequate coding, coverage and payment, including transitional pass-through payment status, for such new product candidate; (iii) our ability to satisfy our obligations under our existing clinical development partnerships using MK-6240 or NAV-4694 as a research tool and under the license agreements through which we have rights to MK-6240 and NAV-4694, and to further develop and commercialize MK-6240 and NAV-4694 as approved products; (iv) our ability to successfully integrate acquisitions, including of Life Molecular and Evergreen; (v) our ability to obtain FDA approval for LNTH-2501, our investigational kit for the preparation of Gallium-68 edotreotide Injection, which may be used in conjunction with a PET scan to stage and localize gastroenteropancreatic neuroendocrine tumors in adult and pediatric patients, and approval for PNT2003, and to be successful in the patent litigation associated with PNT2003; (vi) the cost, efforts and timing for clinical development, regulatory approval, adequate coding, coverage and payment and successful commercialization of our product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake; (vii) the effect that changes to management, including turnover in our leadership and senior management team, could have on our business and (ix) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

Contacts:

Lantheus

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Executive Director, External Communications

646-975-2533

media@lantheus.com